UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2014

QUINSTREET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34628	77-0512121
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Tower Lane, 6th Floor

Foster City, CA 94404

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 578-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

QuinStreet, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders on October 29, 2014. Of the 44,328,603 shares of the Company’s common stock outstanding as of September 8, 2014 (the record date), 42,308,142 shares, or 95.44%, were present or represented by proxy at the meeting. Three proposals were considered at the meeting.

Proposal One. The stockholders elected the Company’s three Class II nominees to the Company’s Board of Directors to each serve for a three-year term, each until his or her successor is duly elected and qualified. The table below presents the results of the election:

Name	For	Withheld	Broker Non-Votes
John G. McDonald	33,741,284	2,026,210	6,540,648
Gregory Sands	33,709,462	2,058,032	6,540,648
Robin Josephs	34,087,627	1,679,867	6,540,648

Proposal Two. The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015. The table below presents the voting results on this proposal:

For	Against	Abstentions
41,506,528	44,479	757,135

Proposal Three. The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s 2014 Proxy Statement. The table below presents the voting results on this proposal:

For	Against	Abstentions	Broker Non-Votes
34,585,816	497,037	684,641	6,540,648

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

QUINSTREET, INC.

Dated: October 31, 2014	By:	/s/ Douglas Valenti
Title: Chief Executive Officer